EXHIBIT 99.2

FINAL TRANSCRIPT

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Conference Call Transcript

SPAR — Spartan Motors Announces Agreement to Acquire Utilimaster Corporation

Event Date/Time: Nov. 19. 2009 / 1:00PM ET

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FINAL TRANSCRIPT

Nov. 19. 2009/1:00 PM ET, SPAR - Spartan Motors Announces Agreement to Acquire Utilimaster Corporation

CORPORATE PARTICIPANTS

Jeff Lambert
Lambert, Edwards & Associates – IR

Joe Nowicki
Spartan Motors, Inc. — CFO and Chief Compliance Officer

John Sztykiel
Spartan Motors, Inc. – President, CEO and Director

CONFERENCE CALL PARTICIPANTS

Ned Borland
Next Generation Equity Research – Analyst

Walt Liptak
Barrington Research – Analyst

Joe Maxa
Dougherty – Analyst

Jamie Wilen
Wilen Management – Analyst

PRESENTATION

Operator

Good morning and good afternoon. Welcome to the Spartan Motors conference call. All participants will be in a listen-only mode until the question and answer session of the conference. Today’s conference is being recorded at the request of Spartan Motors. If anyone has any objections, you may disconnect at this time.

I would now like to introduce Mr. Jeff Lambert on behalf of Spartan Motors. Mr. Lambert, you may proceed.

Jeff Lambert — Lambert, Edwards & Associates – IR

Thank you, and good afternoon from the East Coast. Welcome to the conference call today to discuss Spartan Motors’ acquisition of Utilimaster Corporation, which was announced this morning.

I’m Jeff Lambert, with Lambert, Edwards & Associates, and I’m joined by two members of Spartan’s management team, John Sztykiel, President and CEO; and Joe Nowicki, Chief Financial Officer.

Management will take a few minutes to discuss the strategic and financial rationale for the acquisition.

However, before we do, it’s my responsibility to inform you that certain predictions and projections made in today’s conference call regarding Spartan Motors, Utilimaster Corporation and their operations may be considered forward-looking statements under the securities laws. As a result I must caution you that as with any prediction or projection, there are a number of factors that could cause Spartan’s results to differ materially. These risk factors are identified in our Form 10-K filed with the SEC.

A quick word about the format of today’s call. John and Joe will go over a strategy and financial outlook, and then John will conclude with an outlook for the integration moving forward. We will conclude with a Q&A session, at which time the operator will instruct you on how to enter the queue.

With that, I’d like to turn the call over to management.

FINAL TRANSCRIPT

Nov. 19. 2009/1:00 PM ET, SPAR - Spartan Motors Announces Agreement to Acquire Utilimaster Corporation

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

Thank you Jeff. Good afternoon to those listening to today’s call and on the Internet. As you saw in our press release, we announced the agreement to acquire Utilimaster Corporation, a leader in specialty vehicles, including delivery vehicles for the North American delivery and service market as well as truck bodies for leading commercial vehicle and truck customers.

This acquisition is a significant step towards diversification of our end markets and driving the future growth of Spartan Motors. Diversification is important as it reduces our risk, too much dependence and one or two markets. It’s also a great fit from nearly every perspective, from products to culture to their complementary sectors and market potential.

Some quick highlights —

We add more than 550 employees to the Spartan family, who under the leadership of President Mike Kitson share a similar culture of teamwork and innovation.

We gain a sizable production campus in Indiana that is just a few hours south of our headquarters in mid Michigan and features custom production capabilities.

We add products that are premium in custom, much like Spartan’s heritage but serving the commercial market and not dependent on government funding or consumer spending.

We benefit from Utilimaster’s strong brand and blue chip customer base. Companies like FedEx, UPS, Frito-Lay, Cintas, Budget Truck Rental, and other industry leaders rely on their products to make their business is run. In fact, Utilimaster commands over a 60% market share in the step van market.

We expand our leadership team and management depth that shares a similar operating philosophy that values people, customer-first service, and a common focus on return on invested capital that ensures discipline and strong financial results.

Finally, we inherit engineering excellence and a product development pipeline that bodes well for future market share growth and the potential for integration of our chassis platforms.

This last point is an important one. The delivery and service market provides us with a transformative opportunity similar to what we’ve experienced in fire trucks and RVs, the ability to shift the market from largely commercial chassis to custom chassis. Today the delivery vehicle market is almost entirely built on commercial chassis, and we see clear opportunities for Spartan to begin transforming this market from commercial to custom.

As a management team and Board, we are obviously enthused about this combination, but we also know we have a lot of work to do to ensure the integration goes smoothly and we capture the combination benefits that exist.

At our third quarter financial update, John and I described the changes we made to our business model to align our cost structure in order to position the business at the right size and scale to drive continued profitability into the future. With that work well underway, we were ready to take advantage of our strong balance sheet in order to grow the top line through investments like this.

I’ll provide you with a little more of the financial details of the transaction, but first I’d like to underscore the context of our purchase of Utilimaster. Today’s announcement marks the culmination of a detailed process of evaluating organic growth as well as strategic acquisitions in an effort to diversify our business and growth. Utilimaster hit our targets for valuation multiple, cultural fit, market potential and financial metrics including sustained profitability and market share gains amidst an industry that has declined by 50% due to macroeconomic conditions over the last two years. This underscores both their financial and operational discipline but also the potential for the future when economic conditions improve.

Under the terms of the purchase agreement, we will pay $50 million in cash less a net working capital adjustment to purchase all the outstanding stock of Utilimaster from John Hancock Financial, a unit of Canada’s Manulife Financial Corporation.

Based on our current estimates, we anticipated that the adjusted cash required at closing will be approximately $45 million. In addition, we’ve agreed to pay contingent earn-out payments of up to $7 million based primarily on the Utilimaster operation exceeding revenue milestones.

FINAL TRANSCRIPT

Nov. 19. 2009/1:00 PM ET, SPAR - Spartan Motors Announces Agreement to Acquire Utilimaster Corporation

The transaction provides us with an opportunity to leverage our strong balance sheet to fund this expansion into a new market. The acquisition will be financed with a combination of cash and debt, with the expected closing date for the transaction, November 30, 2009.

As we referenced in the release, we had approximately $48 million in cash and cash equivalents and approximately $50 million in availability under our line of credit at October 30, 2009. We’ve continued to generate strong cash since the end of the third quarter. As a result we expect our incremental debt from this acquisition to be limited to approximately $10 million to $20 million.

From an order of magnitude perspective, Utilimaster is expected to generate revenues of just over $105 million for all of 2009. And we expect similar to slightly higher revenues for 2010.

In terms of mix, approximately 50% of Utilimaster’s revenues are the delivery and service market, which includes package delivery, one-way truck rental, bakery and snack delivery, and linen and uniform rental. An additional 30% of the company’s business is in truck bodies, with the remaining 20% of revenues from service, parts and accessories.

Given the size of the operation, we expect to treat Utilimaster as a separate reporting segment in our consolidated financials going forward. We also anticipate that Utilimaster will be accretive to our earnings by the second year, though slightly dilutive in year one as we do not get the full benefits of the synergies yet.

A couple of areas where we do expect some immediate leverage is in the purchasing for raw materials and components, as well as driving joint R&D and product development efforts. We are also going to look at leveraging our fabrication and body expertise across the companies and think there’s near-term benefits in both product features as well as operational and cost savings.

With that, I’ll turn the call over to John Sztykiel, who shares some final thoughts on the acquisition.

John Sztykiel — Spartan Motors, Inc. – President, CEO and Director

All right. Thanks Joe. I hope it’s evident to all of you listening on the call today just how excited we are by this combination and the opportunities it brings to Spartan. This truly is a unique day.

This acquisition is also the first step in executing our strategic plan to grow into two to three new end markets over the next couple of years. We believe diversification beyond our current RV, ER and defense markets is critically important to our long-term growth and really a reduction of risk.

And as Joe said earlier, we looked at a number of new market startups, considered numerous acquisition options, honestly took a look at over 80 different companies over the past 12 months, and in the end Utilimaster was by far and away the best fit from a culture perspective, an organization perspective, a brand leadership perspective. When we look at opportunities from an operational point of view, focusing the organizations on short-term results from a strategic perspective, positioning the organization for future growth, the partnership, the acquisition of Utilimaster was by far the number one choice.

And the reality is that as society changes markets are changing at an ever-increasing rate, and so are the vehicles. This creates opportunities for Spartan to grow into a number of market niches such as the largely commercial delivery and service market, where we look to introduce over time custom chassis and other ride and handling innovations to an already strong Utilimaster platform.

Not unlike the industries where we already participate, the delivery and service market has seen significant slowdown with the current recession/depression, as industry revenues have fallen by approximately 50% over the last two years. What’s interesting, though, and what’s exciting is that despite such headwinds, Utilimaster has remained profitable, has remained a strong market and brand leader, illustrating both the scalability of the business, the strength of the business, but also very, very similar to Spartan.

The overall unit market for delivery and service vehicles was twice the current size three years ago. And we believe it can return to these levels over the next three to four years as pent-up demand in the consumer markets and industrial markets and fleet upgrades start to take place.

In addition, the growth of Internet retail commerce continues. And over time that growth will drive more and more packages and services to be delivered by smaller vehicles, not just within North America but worldwide, and Utilimaster, and now Spartan, will be in a very, very good position to take advantage of that on a strategic basis. Utilimaster has sufficient capacity to meet this growth potential, not only today but beyond a market rebound.

FINAL TRANSCRIPT

Nov. 19. 2009/1:00 PM ET, SPAR - Spartan Motors Announces Agreement to Acquire Utilimaster Corporation

We are also very enthusiastic about other product potentials that are on the horizon and how Utilimaster can not only take advantage of some of their core competencies from a product development perspective, but also how it can now be partnered with Spartan as well.

Finally we see a number of opportunities to expand existing relationships, develop synergies to reduce the cost base, develop relationships with customers, suppliers and leaders in North America which either Spartan doesn’t know today or Utilimaster doesn’t know today. It’s amazing just how many opportunities there are on the sales side of the fence and on the cost or the lean side of the fence that both companies have together, which they didn’t know they had before.

And what’s exciting as well is Utilimaster already serves a customer base of Fortune 500 customers like UPS, FedEx, Frito-Lay and Sara Lee. And our combined company will continue to strive to find innovative ways to meet the needs of these and other partners.

In closing, as we close this purchase over the next couple of weeks, that’s when the heavy lifting will begin. And we will shift our focus to the operational and strategic integration of Utilimaster and SMI. I am not just excited about today, but I look even more to the future when I see the opportunities of our two teams together as a stronger organization to serve the world, its markets, and the ever-evolving customer base.

Jeff, time to open it up for questions.

QUESTION AND ANSWER

Operator

(Operator Instructions). Ned Borland, Next Generation Equity Research.

Ned Borland — Next Generation Equity Research – Analyst

A couple questions here. Some of them have already been answered, but I didn’t hear a multiple paid — in terms of a multiple of EBITDA paid for this?

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

If you look at our general target, which this falls in between, if we look at 2010 and you include the synergies we are looking at, you’re in the 5 to 8 range, depending on the level of volumes you expect for 2010.

Ned Borland — Next Generation Equity Research – Analyst

Okay. And (multiple speakers)

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

It falls right within the target area of where we look for acquisitions of this type.

Ned Borland — Next Generation Equity Research – Analyst

Okay. And then maybe you can help me out how to think of the gross margins of this business as it compares to your existing businesses, in a normal environment, obviously.

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Nov. 19. 2009/1:00 PM ET, SPAR - Spartan Motors Announces Agreement to Acquire Utilimaster Corporation

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

Yes, sure. In a traditional market, their gross margins run anywhere from 12% to 14%. So it is different than our market today, different than a custom market today. It is more of a commercial vehicle market today. So you’re looking at margins that are running in the 12% to 14% range.

Does that help?

Ned Borland — Next Generation Equity Research – Analyst

Yes. Definitely. And then I’m just wondering on the normalized growth rate of the top line of this. You said the market is double what it was three years ago. Is this more about expansion of these vehicles? Or is there a replacement cycle component to these vehicles? And if so, what is that replacement cycle?

John Sztykiel — Spartan Motors, Inc. – President, CEO and Director

Actually, it’s a little bit of both. One, there is a definitive replacement cycle. That replacement cycle though varies by route or duty cycle and/or fleet. For example, you will have some of the very large fleets with a lot of — if they have a replacement cycle, it could be as short as three years, but those vehicles have a very, very heavy duty usage. Or you could have a placement rate, could be out to eight years. So it really depends upon the duty usage of the vehicle.

The other opportunity, though, and this is where the growth side comes in, is that as the world continues to evolve and grow around this Internet retail commerce, the amount of goods and services, smaller — I should say packages delivered, continues to grow. So what you will see over time is an evolution of vehicles and probably an ever-increasing number of services which will require different vehicles.

For example, in a number of parts of the world in highly developed countries, you actually have significant growth in the retail commerce side of groceries being delivered to the home or they’re purchased through the Internet. That is starting to take hold in certain areas in North America, not yet as large as it is in Europe and other parts of the world. But if that does start to take hold in North America, you will need a whole new breed of vehicles to deliver those products. That’s where some of the exciting opportunities come in.

But also, too, there are some very exciting opportunities with Utilimaster in that they are a very innovative and a very effective body manufacturer, and for example there are some opportunities in the government services side of the business model where they don’t compete in today, where Spartan can help them. There are some areas in the emergency response part of the marketplace where we can leverage some of Spartan’s brand name to help them increase their OEM base and their sales. There are some areas even from a consolidation potentially a little bit down the road from an RV perspective because they are located in Wakarusa, Indiana, less than 30 miles away from Elkhart, and 74% of all the RV industry product is built in the state of Indiana. So there are a lot of very exciting operational and strategic opportunities with this partnership with Utilimaster.

Ned Borland — Next Generation Equity Research – Analyst

Understood. And then that’s a pretty impressive group of clients of you — or customers of Utilimaster, most of them global companies. How much of their mix is international?

John Sztykiel — Spartan Motors, Inc. – President, CEO and Director

Today, the mix international is very small. However, Utilimaster does have some exciting products which potentially could have global applications.

Something I wish to bring up also, when you mentioned the customer base, what’s also exciting about the customer base of Utilimaster is it’s a profitable customer base. And when one wishes to grow both strategically and operationally, it is always much easier to do that with a profitable customer base.

Ned Borland — Next Generation Equity Research – Analyst

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Nov. 19. 2009/1:00 PM ET, SPAR - Spartan Motors Announces Agreement to Acquire Utilimaster Corporation

Okay. Finally, Joe, I think I heard you say that you plan to draw down the revolver about $10 million to $20 million. Is that correct, upon closing?

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

We are taking some time right now to redo our capital structure in total. So we are looking across the current debt that we have. Some of it, you know, comes due. And we are really going to restructure that whole capital picture in total. So if you look at our debt today versus tomorrow, we will probably take on somewhere, $10 million to $20 million more. And it will be a combination. We are looking at — the rates are quite favorable long term, so we are looking at possibly some long-term and possibly some on — just on the revolver.

Ned Borland — Next Generation Equity Research – Analyst

Okay, thank you.

Operator

Walt Liptak, Barrington Research.

Walt Liptak — Barrington Research – Analyst

Congratulations on the bold move, guys.

I’ve got a number of questions. I guess they all boil down to the assumptions that you’re making for 2010 on the accretion. What is the cost-out that you’re alluding to with the accretion model for 2010?

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

Can you clarify your question? Do you mean the cash — our cash outflow we are expecting right now is around $45 million.

Walt Liptak — Barrington Research – Analyst

I’m sorry. What kind of cost synergies are you expecting in 2010?

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

Oh. I’ll give you a bit of feel for — when we looked at the synergies across the business, you probably couldn’t — from a financial perspective, a lot of them are purchasing-related synergies, so from a buying power piece. If you look at a lot of the main components they buy, it’s the same stuff we do, from aluminum, fabrication, fasteners, paint, wire — all that stuff increases our buys by — in some cases doubles them to — 50% increase to doubles the amount of purchases we make in those commodities. So a good portion of our synergies are going to come from that buying piece or from the raw material commodities. That’s probably $1 million to $2 million right there.

There’s going to be some manufacturing synergies (multiple speakers)

Walt Liptak — Barrington Research – Analyst

I’m sorry. $1 million to $2 million?

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

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Nov. 19. 2009/1:00 PM ET, SPAR - Spartan Motors Announces Agreement to Acquire Utilimaster Corporation

$1 million to $2 million. And there’s going to be some administrative — some leverage we get from a lot of the administrative activities, everything from insurance costs and the like.

In total, when it’s fully implanted, we’ll probably see a good $2.0 million to $2.5 million of synergies as a result of the transaction.

Now it’s going to take us probably six to 12 months to get those up and running. A lot of the raw material purchases, we have contracts that are six months or nine months out there, so we won’t see them right away. So in the first year we are not expecting to get but at most a half of that $2.0 million to $2.5 million number in the first year.

Walt Liptak — Barrington Research – Analyst

Got it. And (multiple speakers)

John Sztykiel — Spartan Motors, Inc. – President, CEO and Director

I think what’s important to note though, and that is based upon a topline revenue stream which is 50% less than what it was three years ago.

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

That’s a good point.

John Sztykiel — Spartan Motors, Inc. – President, CEO and Director

So when we discuss some of the synergy opportunities, the nice thing is the numbers which Joe just quoted are probably at the bottom of the range, because the top line right now is at the bottom of the range of both respective business units, being SMI and Utilimaster.

So again, it’s not something which we had factored into the multiple, but we’ve really got very good opportunity for upside potential if topline revenues increase at a double-digit rate as we start to get past 2010.

Walt Liptak — Barrington Research – Analyst

In earlier comments you mentioned plant consolidation, meaning some of the RV work might be made down in Indianapolis. Can you — is there other plant consolidation that you can do (multiple speakers)

John Sztykiel — Spartan Motors, Inc. – President, CEO and Director

No, no, no. Okay. That was a misstatement. What I — one, there are no plans for plant consolidation right now. What it does mean, though, is over time as products are developed or business relationships grown and synergies looked at, there could be some new products or opportunities where we would utilize the Wakarusa facility for new products or business relationships which we currently don’t have today as it relates to the RV industry. We don’t see any consolidations in Charlotte, we don’t see any consolidations in Wakarusa.

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

Good clarity. Thanks for bringing that out.

Walt Liptak — Barrington Research – Analyst

Okay. Good. You mentioned 2006 being the peak. I wonder if we could get peak revenue, peak EBITDA, peak units produced?

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Nov. 19. 2009/1:00 PM ET, SPAR - Spartan Motors Announces Agreement to Acquire Utilimaster Corporation

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

That information, when we do the full disclosures, do the 8-K’s that come out in regards to this, we will give you a little more of that flavor then.

Walt Liptak — Barrington Research – Analyst

And how long will that be?

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

That stuff comes out — I think we’ve got 75 days in total. There will be an 8-K that comes out with some details of the transaction today, but the full pro formas really aren’t due out for a bit.

Walt Liptak — Barrington Research – Analyst

Got it.

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

And we will provide you some pro forma information out on that.

Walt Liptak — Barrington Research – Analyst

What are you — do you have an estimate yet on the goodwill and any other write-up of intangibles or assets?

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

All that is in process as well too. We are going through the valuation study work right now.

Walt Liptak — Barrington Research – Analyst

Of the customers you mentioned, I picked up UPS and Frito-Lay. What percentage of sales do those two customers make up? Or is there one large customer?

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

I don’t know out those two, but they do have a concentrated customer base, and you’re right, their top five customers make up almost 50% of their sales. So it is concentrated that way.

Walt Liptak — Barrington Research – Analyst

Okay. And who was their top customer?

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

Again, in the group would be those names that John (multiple speakers)

John Sztykiel — Spartan Motors, Inc. – President, CEO and Director

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Nov. 19. 2009/1:00 PM ET, SPAR - Spartan Motors Announces Agreement to Acquire Utilimaster Corporation

We typically don’t rank them number one, two, three, four, or five, regardless of our market segment.

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

They are all our top customers.

John Sztykiel — Spartan Motors, Inc. – President, CEO and Director

Because every customer is important.

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

There you go.

Walt Liptak — Barrington Research – Analyst

Okay. What is the interest rate on your credit line?

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

Currently today?

Walt Liptak — Barrington Research – Analyst

Yes. What will it be with this deal?

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

We are going through some work right now with really restructuring our credit facility today. I think it’s — I think the current markets would say it’s LIBOR plus 200 or so — is the approximate rates on three-year revolvers today.

Walt Liptak — Barrington Research – Analyst

Okay. And then just a couple of more really quick ones. You mentioned revenue for 2010 in your commentary, and you said that you expected it to be up slightly? Is that right? Is that the revenue assumption that you’re making, is it like a 5% increase next year?

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

This is in regards to Utilimaster, and as we talked about the revenue forecast, we said it would be flat to up slightly. So this year is $205 million. Our expectation is it will be that plus a little bit of growth, yes.

Walt Liptak — Barrington Research – Analyst

Right, $105 million plus a little bit of growth.

John Sztykiel — Spartan Motors, Inc. – President, CEO and Director

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Nov. 19. 2009/1:00 PM ET, SPAR - Spartan Motors Announces Agreement to Acquire Utilimaster Corporation

Correct. Yes.

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

Correct.

Walt Liptak — Barrington Research – Analyst

And what is the earn-out target for — is it a three-year target or is it a one-year target?

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

It’s a five-year target, and it’s all a revenue-based target. So we have some revenue numbers out there. If they exceed those revenue numbers, then there are certain — there’s a certain percentage that they will get off the incremental sales.

Walt Liptak — Barrington Research – Analyst

Okay. Will you tell us what that target is?

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

The target’s got to vary by year. Sorry.

Walt Liptak — Barrington Research – Analyst

Okay. All right. But you are not going to tell us what the number is that they need to reach to get their earn-out?

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

No.

Walt Liptak — Barrington Research – Analyst

Okay. But it’s over five years. Okay.

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

Correct.

Walt Liptak — Barrington Research – Analyst

I guess the question I’ve got is on the accretion number for 2010, isn’t it overly conservative to say the market might only be up 2%, or flat to up in 2010? The heavy duty truck market is going to be up. ACT Research puts the numbers up 20%.

John Sztykiel — Spartan Motors, Inc. – President, CEO and Director

Well, a very good point. In a variety of publications, whether it be the cargo van business, ACT, RVIA for recreational vehicles, all — a variety of other publications portray, are forecasting much greater numbers. However, the value in the acquisition price was paid at a lower number within that range, and so therefore it’s in line with our philosophy — under-promise, over-deliver but take a conservative approach in all that we do.

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Nov. 19. 2009/1:00 PM ET, SPAR - Spartan Motors Announces Agreement to Acquire Utilimaster Corporation

Walt Liptak — Barrington Research – Analyst

Okay, good. Thanks guys, and good luck with this.

Operator

Joe Maxa, Dougherty & Company.

Joe Maxa — Dougherty – Analyst

Did I hear you guys — someone mention accretion in 2010? I read — mildly dilutive.

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

It’s a mildly dilutive, accretive by 2011. (multiple speakers) Thank you for that clarity.

Joe Maxa — Dougherty – Analyst

Just want to verify that.

The (multiple speakers) [60]% market share — that with your delivery and service product? Or their delivery and service product?

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

The step van market, yes.

Joe Maxa — Dougherty – Analyst

Step van market. Okay. Just wanted to verify it.

Now, certainly a difficult market right now. What has the company projected? And do they believe their business has bottomed and they are starting to see a tick-up across-the-board?

John Sztykiel — Spartan Motors, Inc. – President, CEO and Director

Yes.

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

Yes.

Joe Maxa — Dougherty – Analyst

Okay. And last and also along the lines of — I know you can’t give guidance on the revenue or previous revenues, but how has the pricing and the margin held up through this downturn?

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Nov. 19. 2009/1:00 PM ET, SPAR - Spartan Motors Announces Agreement to Acquire Utilimaster Corporation

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

Pretty well. They do a good job as a company of aligning their cost structure pretty rapidly to the volume changes. So they have done a good job of keeping their margins — and operating incomes too there. Their operating incomes have varied between two — low single digits, 2% to 5% pretty constantly over this — that time horizon. So they do a good job of managing their cost structure to their revenue stream.

Joe Maxa — Dougherty – Analyst

So it appears they must — they went through some pretty significant restructuring? Or not?

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

Yes, they have. They have done some restructuring of their business as well to align their costs. (multiple speakers) there aren’t a lot of fixed costs in the business, which is the other good part as well too, Joe. Some of the — it’s a more variable cost structure.

Joe Maxa — Dougherty – Analyst

Got it. What was John Hancock’s role in the business?

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

They own 90 something percent, 96 or so percent. There are a few minority shareholders. It was an investment, part of one of their investment portfolios. So it was like a private equity partner.

Joe Maxa — Dougherty – Analyst

Was that someone that came in after the company — was the company struggling or something? Or have they been a long-time owner?

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

They’ve owned them for quite a while.

Joe Maxa — Dougherty – Analyst

Okay. Now, my — obviously you’re going to look at moving this into a more of a custom — and it looks like your real opportunity is to provide chassis versus Ford and others. Is that kind of the longer-term strategy?

John Sztykiel — Spartan Motors, Inc. – President, CEO and Director

I would say — it’s definitely more of a strategic initiative. But that was not the only reason. There’s tremendous upside opportunity there. But also there’s tremendous opportunities from the cost synergy sides of life, but also one of the things which is very exciting about Utilimaster is they are known as probably the most innovative company within the step van, the walk-in and truck body market and probably as one of the most customer-centric companies. So they have a very, very good pipeline of innovative products working to come out in 2010 and 2011. So there’s just growth within their core businesses outside of some of the macroeconomic growth opportunities, which excited us greatly.

Joe Maxa — Dougherty – Analyst

What is the seasonality of their business? Is it pretty — is it back-end loaded? Or (multiple speakers) loaded?

FINAL TRANSCRIPT

Nov. 19. 2009/1:00 PM ET, SPAR - Spartan Motors Announces Agreement to Acquire Utilimaster Corporation

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

It’s not really — I wouldn’t describe it as seasonal, but I would describe it as lumpy, because they got a lot of big orders that will come in, so you will see their shipments or their demand come in big chunks in and out. It has to do with, you’ve got, again, a pretty centralized customer base, right? So these top five customers are half of their sales. When these customers come in with big orders, you see big demand go through. So it’s more lumpy than it is seasonal.

Joe Maxa — Dougherty – Analyst

Got it. And are you still contemplating additional acquisitions? Or are you going to be done for a while until you get this integrated?

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

I think this is going to keep us busy for a bit. We want to be sure that not only did we acquire it right, but we want to integrate it right, because that’s — I think that’s what you guys would want us to do is make sure now that we put it to work for us as a strong asset.

John Sztykiel — Spartan Motors, Inc. – President, CEO and Director

And the other side of the fence is, too, we are seeing some positive upside on the RV industry. We are going into — not next week but the week after next — the RVIA show, and we’ve got a couple of very, very exciting products and concepts which we will be unveiling at that show.

The emergency rescue business is still a very, very strong business.

In the defense area, as we mentioned on the third-quarter call, we see 2010 as a time period of what we would call small wins.

We’re very focused on taking our service parts and assemblies business and not only developing and growing that business within the defense arena but also developing growth opportunities in emergency response and the recreational vehicle markets.

So when you look, all that’s in front of us from a leadership and management perspective, one, the heavy lifting really starts now from an operational and strategic perspective with the integration. But we really do have a very wise group of people that have come in over the last several years. The team did a great job in the due diligence side. But we’ve also got some very, very good opportunities in markets in RV, in emergency rescue, where what’s nice is one’s got growth and the other one is starting to come up — versus a disastrous first half, three quarters of 2009 being the RVs. So we’ve got a lot in front of us, and we want to maximize those opportunities.

Joe Maxa — Dougherty – Analyst

Great, thanks guys.

Operator

Jamie Wilen, Wilen Management.

Jamie Wilen — Wilen Management – Analyst

Congratulations on the acquisition.

A couple of clarification points. You said you’re paying 5 to 8 times 2010 EBITDA?

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

FINAL TRANSCRIPT

Nov. 19. 2009/1:00 PM ET, SPAR - Spartan Motors Announces Agreement to Acquire Utilimaster Corporation

Yes. A forward multiple including the synergies we anticipate to get in 2010, correct.

Jamie Wilen — Wilen Management – Analyst

Okay. I assume, given the industry has sort of declined, they haven’t put much money into the plant in the last couple years, so what is depreciation and amortization running?

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

Pretty low. It runs anywhere from $2.0 million to $2.5 million a year.

Jamie Wilen — Wilen Management – Analyst

Okay. And so (multiple speakers)

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

Again, it’s not really — it’s not extensive facilities. Again, they’ve done a good job of keeping their fixed costs pretty low.

Jamie Wilen — Wilen Management – Analyst

So if I run that you paid $45 million for it and you’re paying 5 to 8 times EBITDA, it seems like it should be accretive in 2010.

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

Well, as you know, there will be integration costs to make it all kind of happen and put in place. So we’ve got that rolled into it as well, and the synergies, again, a lot of this raw material purchasing that we’ve got longer-term contracts — and they do as well, so we are trying to be conservative on when we’ll see those roll in.

Jamie Wilen — Wilen Management – Analyst

Within the chassis business in this area, have you ever tried to get in this business before? And how long before you can be underneath most of their chassis?

John Sztykiel — Spartan Motors, Inc. – President, CEO and Director

We did try a number of years ago. It was probably nine, 10 years ago, and it was very, very difficult to do because we simply did not have any influence or leverage. The acquisition, the partnership with Utilimaster now starts to give us some influence — I wouldn’t say leverage — but starts to give us some influence. It’s realistically going to be at least 18 to 24 months before you start to see I would say flow from Spartan chassis.

The nice thing is we did a number of customer visits in the due diligence phase. All expressed an interest in what Spartan chassis brought to the table. Spartan chassis is known to be innovative, customer-centric, very short delivery times, customer-first service, high-quality, so the interest is there. We still have to execute.

But on the chassis side I wouldn’t expect to see anything in the next 12 to 18 months because it takes some time to develop a chassis, validate the chassis with a body on it, etc., and then roll it into the marketplace. So operationally we are very focused on synergies from a bill of material and a services perspective to reduce the cost base from a strategic perspective, the chassis. You’re really looking at something 18 months on out.

Jamie Wilen — Wilen Management – Analyst

FINAL TRANSCRIPT

Nov. 19. 2009/1:00 PM ET, SPAR - Spartan Motors Announces Agreement to Acquire Utilimaster Corporation

So you’re going to have to develop this chassis specific for this application, I assume. And —

John Sztykiel — Spartan Motors, Inc. – President, CEO and Director

Correct.

Jamie Wilen — Wilen Management – Analyst

Will it — and as you’re developing it, are there other applications beyond the — this type of vehicle that it could be used for?

John Sztykiel — Spartan Motors, Inc. – President, CEO and Director

Absolutely.        If there’s something — what’s exciting about the partnership with Utilimaster is some of the chassis developments. Now, the chassis probably would not be identical, but the platforms which would be developed for the step van, the walk-in or the truck body market could have a number of applications over the 40-plus locations we monitor and follow in the North American vehicle marketplace.

Jamie Wilen — Wilen Management – Analyst

Okay. And are the major OEMs cutting back on chassis in that area as well? I believe. Is that true?

John Sztykiel — Spartan Motors, Inc. – President, CEO and Director

Well, they have definitely cut back on chassis in 2008. Well, I should say the second half of 2008 and 2009. But as we look into 2010, there is an expected increase, a small increase, as Joe talked about earlier, from a fleet perspective. So that — we are cautiously optimistic.

Jamie Wilen — Wilen Management – Analyst

And the chassis are currently supplied by whom?

John Sztykiel — Spartan Motors, Inc. – President, CEO and Director

Ford, Freightliner, Navistar, Workhorse, a few others.

Jamie Wilen — Wilen Management – Analyst

And lastly, as far as facilities go, you’re making trucks just in like — in one facility. You have places throughout the country. Are there thoughts of utilizing other facilities to cut down on shipping costs? You also have the spare parts. I guess it’s out of Dallas now. Are there thoughts of moving some of the Utilimaster, the spare parts there? And lastly, is Utilimaster unionized?

John Sztykiel — Spartan Motors, Inc. – President, CEO and Director

Well first, Utilimaster is a non-union facility. And whether a facility is union or not, the key is to have very good relationships with the office, the shop, everybody involved where you have one organization working as one, a group of people together.

Second, when we look at the opportunities, whether it be Utilimaster, Crimson Fire, Spartan, etc., we will be very focused on trying to reduce the cost base and leveraging the synergies across all the business units per se, or all the market units. So some of those exercises which have been going on for the last three to six months just with within SMI are not going to stop today. If anything, they’re just going to grow.

FINAL TRANSCRIPT

Nov. 19. 2009/1:00 PM ET, SPAR - Spartan Motors Announces Agreement to Acquire Utilimaster Corporation

So in answer I think to your first question, it is yes. And we will look to leverage the strengths that we have as far as we can.

Jamie Wilen — Wilen Management – Analyst

Great, congratulations, thanks.

Operator

Walt Liptak, Barrington Research.

Walt Liptak — Barrington Research – Analyst

In your commentary you talked about profitability. Has this business stayed profitable?

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

Yes.

Walt Liptak — Barrington Research – Analyst

And it’s currently profitable?

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

Yes.

Walt Liptak — Barrington Research – Analyst

And I understand that there’s going to be some incremental costs, but I guess the accretion number I’m trying to factor in — if you are profitable — if the business is currently profitable and there’s going to be some kind of a recovery next year, even if it’s really modest, I’m having difficulty working through the numbers, even with writing up some assets and putting some charges there given $1 million in cost savings. And I guess the question is, are you being — is there a reason that you’re being conservative on the accretion number for the next 12 months?

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

Well, I think the biggest variable there is volume. More than anything else what’s going to impact the answer you come up to is what your expectation of the volume is. And as John mentioned, we tried to take a pretty conservative approach on where we think volume is going to be for next year.

John Sztykiel — Spartan Motors, Inc. – President, CEO and Director

I have been through some of our acquisitions in the past in the mid ‘90s, and they were done in a very, very poor way. Learned some very expensive, very, very hard lessons. And this time we did a long search, looked at a lot of firms, got serious with I think a small number. We had an excellent due diligence process. The team with Mike Kitson and a group of individuals down in Wakarusa, Indiana are very, very good group of people. We are extremely excited.

But as we look going forward, we are cautiously optimistic because in one respect, while today it’s a great thing, tomorrow you got to execute. And nothing is guaranteed. So are we cautiously optimistic? Yes. Because we know we have to execute, and nobody knows the future for sure.

FINAL TRANSCRIPT

Nov. 19. 2009/1:00 PM ET, SPAR - Spartan Motors Announces Agreement to Acquire Utilimaster Corporation

Walt Liptak — Barrington Research – Analyst

What do you expect the leverage is going to be as the market recovers? For every incremental dollar of revenue, how much falls to the operating profit line?

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

I can’t say as I have that one kind of all figured out yet. It’s a great question, one that as I get more comparable with the financials and kind of a better understanding of the fixed/variable relationships there, I’ll be able to come back to that one.

Walt Liptak — Barrington Research – Analyst

What’s the — for this company, what’s the 2010 strategy for emissions? Is there a pre-buy that’s currently going on with their medium duty trucks or these delivery vans? And — or is there a — are you stockpiling transition engines?

John Sztykiel — Spartan Motors, Inc. – President, CEO and Director

One, relative to Utilimaster, their customers buy the chassis today. So there has been some pre-buy going on, but Utilimaster has not gone out and bought any chassis or transmissions, etc., because that’s just not something which they have done in the past, which is why for one reason they’ve also had very good returns on invested capital.

So the nice thing is, even with some of the pre-buy that’s gone on within their markets, they’re forecasting some growth next year in ‘010 versus ‘09. And so that is positive. But that business model is a little bit different than like the emergency rescue, which we are in today, where there is a significant amount of pre-buying going for some departments, etc.

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

It’s a good point to mention what John just described. Their revenues are really the worker that they — that they add, i.e., the truck bodies work or the bodies work, the van bodies. So all of those bodies that they are adding, that’s what their revenue is composed of. They don’t collect revenue on the chassis. That in essence is the customer’s.

Walt Liptak — Barrington Research – Analyst

Okay. And — right. With prices going up $5,000 to $10,000 next year, their product price is going up the same amount, right?

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

Again, the chassis goes directly from the chassis supplier to the end customer. All that Utilimaster sells is the work they do on the box.

John Sztykiel — Spartan Motors, Inc. – President, CEO and Director

So their box won’t be going up the percentage of what you said.

Joe Nowicki — Spartan Motors, Inc. – CFO and Chief Compliance Officer

Right.

Walt Liptak — Barrington Research – Analyst

FINAL TRANSCRIPT

Nov. 19. 2009/1:00 PM ET, SPAR - Spartan Motors Announces Agreement to Acquire Utilimaster Corporation

Okay, thanks guys.

Operator

(Operator Instructions). Gentlemen, at this time I'm showing no questions. I would like to turn the conference back over to Mr. Lambert.

Jeff Lambert — Lambert, Edwards & Associates – IR

Do you want to wrap it up, John?

John Sztykiel — Spartan Motors, Inc. – President, CEO and Director

All right. Well, on behalf of Joe Nowicki, Jeff Lambert, Mike Kitson, the Utilimaster team, all of those within Spartan, we really want to thank you for your time. Thank you for your interest. And while today is an exciting day, it’s just a day. And we’re thankful for that day, and we look forward to tomorrow and the ability and the opportunity to execute. Thank you very much.

Operator

That concludes today’s conference call. You may now disconnect your telephone lines.

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